UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2024

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Spero Therapeutics, Inc. (the “Company”) expects to host its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on May 29, 2024. The Annual Meeting will be held entirely online. Information regarding how stockholders may attend, submit questions and vote online during the Annual Meeting will be set forth in the Company’s definitive proxy statement for the Annual Meeting. This Annual Meeting is scheduled to occur more than 30 days in advance of the anniversary of last year’s Annual Meeting of Stockholders held on October 5, 2023. This public disclosure constitutes notice of such scheduling pursuant to Section 1.10(b) of the Company’s Amended and Restated Bylaws (the “Bylaws”). In order for a stockholder proposal under Rule 14a-8 or director nomination to be included in the proxy statement related to the Annual Meeting or otherwise to be properly brought before the Annual Meeting, stockholders are advised to review the Bylaws, which provide additional information regarding stockholder approvals and director nominations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: March 29, 2024	By:	/s/ Esther Rajavelu
Esther Rajavelu
Chief Financial Officer, Chief Business Officer and Treasurer